PRESS RELEASE	Contact: Stephanie A. Heist
May 20, 2010	(302) 571-5259 sheist@wsfsbank.com

WSFS TO PRESENT AT THE
11TH ANNUAL B. RILEY INVESTOR CONFERENCE

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced that Mark A. Turner, President and Chief Executive Officer and Stephen A. Fowle, Executive Vice President and Chief Financial Officer will be presenting at the 11th Annual B. Riley & Co. Investor Conference on May 25, 2010 at 1:30 P.M. Pacific Daylight Time (4:30 P.M. EDT) at the Loews Santa Monica Beach Hotel in Santa Monica, California.

Audio Webcast: WSFS’ presentation can be accessed via live audio webcast at: http://www.wsw.com/webcast/brileyco14/wsfs/

Replay: For those unable to listen, the audio webcast will be archived for 90 days after the event.

Presentation Materials:  Presentation slides will be included as part of the webcast and will also be available in the investor relations section of the WSFS Bank website prior to the start of the webcast.

About WSFS Financial Corporation
WSFS Financial Corporation is a $3.8 billion financial services company. Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), operates 41 banking offices located in Delaware (36), Pennsylvania (4) and Virginia (1). WSFS Bank provides comprehensive financial services including trust and wealth management. Other subsidiaries include WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. Founded in 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

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